Exhibit 99.4

The KEYW Holding Corporation

Introduction to Pro Forma Condensed Financial Statements

Effective November 29, 2010, The KEYW Holding Corporation  (the “Company”) acquired all of the outstanding capital stock of Sycamore.US, Inc, (“Sycamore”) a corporation organized under the laws of Maryland, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated as of the same date (the “Acquisition”). The purchase price for the capital stock of Sycamore was $27,000,000 in cash and 87,500 shares of KEYW common stock. The total purchase price is $28,050,000 before acquisition costs.

The accompanying unaudited pro forma condensed balance sheet as of December 31, 2009 gives effect to the Acquisition as if the Acquisition occurred on that date. The accompanying unaudited pro forma condensed statement of operations for the year ended December 31, 2009, gives effect to the Acquisition as if it occurred on the first day of the period presented. The pro forma statements were prepared using US generally accepted accounting principles.

The unaudited pro forma condensed financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or the financial position of the Company and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed financial statements;

•
KEYW’s historical consolidated financial statements and notes included in KEYW’s prospectus dated September 30, 2010 and filed with the Securities and Exchange Commission on October 1, 2010 pursuant to Rule 424(b)(4); and

•	Sycamore’s audited financial statements and notes for nine months ended September 24, 2010 and the years ended December 31, 2009 and December 31, 2008.

Consolidated Pro Forma Balance Sheet

December 31, 2009

	KEYW (audited)	Pre IPO Acquisitions Acquisitions (audited) (1)	S-1 Pro Forma Adjustments (unaudited)		S-1 Pro Forma Combined (unaudited)	Sycamore (audited)	Sycamore Adjustments (unaudited)		Pro Forma Combined (unaudited)
	(in thousands)
Cash	$7,333	6,753	(8,000	)(2)	6,086	34	-		$6,120
Accounts receivable	9,409	7,875	(7,967	)(3)	9,317	3,222	(278	)(3)	12,261
Inventory	4,334	-	-		4,334	-	-		4,334
Prepaids	1,240	171	-		1,411	178	-		1,589
Deferred tax	223	-	-		223	-	-		223
Current assets	22,539	14,799	(15,967)		21,371	3,434	(278)		24,527

Property, plant, & equipment	1,430	79	-		1,509	143	-		1,652
Goodwill	34,927	-	54,047	(4)	88,974	-	20,641	(4)	109,615
Intangibles	6,314	-	12,354	(5)	18,668	-	5,200	(6)	23,868
Deferred tax	1,892	-	0		1,892	-	-		1,892
Other assets	28	8	0		36	16	-		52

Total assets	$67,130	14,886	50,434		132,450	3,593	25,563		$161,606

Accounts payable	442	2,096	-		2,538	507	-		3,045
Debt	-	-	34,000	(7)	34,000	154	26,846	(7)	61,000
Accrued expense	435	362	-		797	-	-		797
Accrued compensation	2,214	646	-		2,860	649	-		3,509
Other current liabilities	83	452	-		535	-	-		535
Current liabilities	3,174	3,556	34,000		40,730	1,310	26,846		68,886

Other non-current liabilities	53	14	-		67	14	(14)		67
Non-current deferred tax	1,564	-	-		1,564	-	-		1,564
Accrued earnout	-	-	27,750		27,750	-	-		27,750
Total liabilities	4,791	3,570	61,750		70,111	1,324	26,832		98,267

Common stock	14	-	-		14	-	-		14
Members equity	0	11,316	(11,316	)(8)	0	2,269	(2,269	)(8)	0
Additional paid-in capital	66,504	-	-		66,504	-	1,000	(9)	67,504
Accumulated deficit	(4,179)	-	-		(4,179)	-	-		(4,179)
Total equity	62,339	11,316	(11,316)		62,339	2,269	(1,269)		63,339

Total liabilities and equity	$67,130	14,886	50,434		132,450	3,593	25,563		$161,606

Notes to Condensed Pro Forma Balance Sheet

(1)	The Pre-IPO acquisitions consist of TAG and IIT that were acquired in 2010 and disclosed on page 42 of our S-1 dated September 30, 2010.
(2)	This pro forma adjustment represents the cash paid for the IIT acquisition.
(3)	These pro forma adjustments represent the working capital adjustments pursuant to the working capital requirement in the purchase agreements.
(4)	These amounts represent the estimated goodwill that would have been recorded if the acquisitions had been completed on December 31, 2009.
(5)	This amount represents the actual amount of intangibles that were recorded in the IIT and TAG acquisitions in 2010.
(6)	This adjustment is an estimate of the intangibles acquired in the Sycamore acquisition.
(7)	These amounts represent the debt that would have been incurred if the acquisitions had been completed on December 31, 2009.
(8)	These adjustments remove the equity accounts of the acquired companies at acquisition.
(9)	This amount represents the equity issued in conjunction with the acquisition of Sycamore.

Consolidated Pro Forma Income Statement

For the Year Ended December 31, 2009

		2009	2010 Pre - IPO	S-1 Pro Forma		Sycamore	Pro Forma
	Successor	Acquisitions	Acquisitions (1)	Combined (2)	Sycamore	Adjustments	Combined
		unaudited	unaudited	unaudited		unaudited	unaudited
(in thousands, except per share data)
Revenue
Services	$32,743	$24,229	$52,952	$109,924	$19,394	$-	$129,318
Products	6,294	-	-	6,294	-	-	6,294
Total	39,037	24,229	52,952	116,218	19,394	-	135,612

Cost of Revenues (6)
Services	23,475	17,806	43,508	84,789	13,982	-	98,771
Products	4,443	-	-	4,443	-	-	4,443
Total	27,918	17,806	43,508	89,232	13,982	-	103,214

Gross profit
Services	9,268	6,423	9,444	25,135	5,412	-	30,547
Products	1,851	-	-	1,851	-	-	1,851
Total	11,119	6,423	9,444	26,986	5,412	-	32,398

Operating expenses	11,373	3,822	4,523	19,718	5,385	-	25,103
Intangible amortization	2,055	-	-	6,670	-	1,300 (3)	7,970
Operating income	(2,309)	2,601	4,921	598	27	(1,300)	(675)
Non-operating expense(income)	783	27	(275)	3,035	25	2,160 (4)	5,220
Income before taxes	(3,092)	2,574	5,196	(2,437)	2	(3,460)	(5,895)
Tax expense	(979)	-	-	(979)	-		(979)
Net income	$(2,113)	$2,574	$5,196	$(1,458)	$2	$(3,460)	$(4,916)

Weighted average common shares outstanding:
Basic	12,062,930	-	-	12,312,930	-	-	12,400,430 (5)
Fully Diluted	12,062,930	-	-	12,312,930	-	-	12,400,430 (5)

Basic and diluted earnings per share
Basic	$(0.18)	n/a	n/a	$(0.12)	n/a	n/a	$(0.40)
Fully Diluted	$(0.18)	n/a	n/a	$(0.12)	n/a	n/a	$(0.40)

Notes to Consolidated Pro Forma Income Statement

(1)	The 2010 pre-IPO acquisitions include the TAG and IIT acquisitions as disclosed on Page 10 of the S-1 filed on September 30, 2010.

(2)	The S-1 Pro Forma combined numbers include the adjustments made to the acquisitions as disclosed in our S-1 filed on September 30, 2010.

(3)	The pro forma adjustments consist of the intangible amortization that would have been recorded if the Sycamore acquisition had been completed on January 1, 2009.

(4)	This amount represents the interest expense related to the Sycamore acquisition if it had been completed on January 1, 2009.

(5)	This amount includes the 87,500 shares issued in the Sycamore acquisition.

(6)	Cost of revenues excludes intangible amortization expense as shown separately.